Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED ADVISORY AGREEMENT

This FIRST AMENDMENT TO THE AMENDED AND RESTATED ADVISORY AGREEMENT (this “First Amendment”), effective as of November 16, 2018, is entered into by and among Procaccianti Hotel REIT, Inc., a Maryland Corporation (the “Company”), Procaccianti Hotel REIT, L.P., a Delaware limited partnership (the “Operating Partnership”), and Procaccianti Hotel Advisors, LLC, a Delaware limited liability company (the “Advisor”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Advisory Agreement (defined below).

WHEREAS, the Company, the Operating Partnership and the Advisor are parties to that certain Amended and Restated Advisory Agreement, dated August 2, 2018 (as amended, the “Advisory Agreement”); and

WHEREAS, pursuant to Section 28 of the Advisory Agreement, the parties desire to amend the Advisory Agreement in order to (i) update the amount of Common Shares the Advisor is obligated to purchase to make up the difference between the per share offering price of K-I Shares in the Company’s primary offering and applicable estimated net asset value per K-I Share; and (ii) reflect certain updates to the limitation on the reimbursement of Organization and Offering Expenses.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Amendment to Section 3(h)(i).

Subsection (h)(i) of Section 3 is hereby amended and restated in its entirety as follows:

(h) Obligation to Purchase Common Shares.

(i)       The Advisor shall purchase Common Shares (the “Advisor’s Obligation Amount”) sufficient to fund payment of (i) Organization and Offering Expenses with respect to targeted maximum aggregate offering amount of $500,000,000 of K-I Shares, K Shares, and K-T Shares in the primary portion of the Offering (the “Targeted Maximum Amount”), (ii) amount equal to the difference between the applicable estimated net asset value per K-I Share and the offering price of K-I Shares sold in the Company’s primary offering and (iii) an amount equal to any discount on the offering price of K-I Shares, K Shares and K-T Shares arising from reduced or waived Selling Commissions (other than reduced Selling Commissions for volume discounts) or dealer manager fees.

2.	Amendment to Section 10(a).

Subsection (a) of Section 10 of the Advisory Agreement is hereby amended and restated in its entirety as follows:

(a) Organization and Offering Expenses; provided, however, that the Company shall not reimburse the Advisor to the extent such reimbursement would cause the total amount of Organization and Offering Expenses attributable to the Public Offering paid by the Company and the Operating Partnership to exceed 15.0% of the Gross Proceeds as of the termination of the Public Offering. Such reimbursement of the Advisor or its affiliates may take the form of the issuance of Common Shares to the Advisor or such affiliates, with such Common Shares valued at the applicable estimated net asset value per K Share, or may be funded with proceeds from the sale of Common Shares;

3.	Governing Law.

The provisions of this First Amendment shall be construed and interpreted in accordance with the laws of the State of Delaware.

4.	Counterparts.

This First Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

Except as expressly set forth herein, the Advisory Agreement remains unmodified and unchanged and the parties hereto ratify and confirm the Advisory Agreement as amended hereby.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment effective as of the date first set forth above.

PROCACCIANTI HOTEL REIT, INC.

By:	/s/ James Procaccianti
Name: James Procaccianti
Title: Chief Executive Officer

Procaccianti hotel reit, l.p.

By:	Procaccianti Hotel REIT, Inc.,
its General Partner

	By:	/s/ James Procaccianti
Name: James Procaccianti
Title: Chief Executive Officer

procaccianti hotel advisors, llc

By:	/s/ Elizabeth Procaccianti
Name: Elizabeth Procaccianti
Title: Manager

Signature Page to First Amendment to Amended and Restated Advisory Agreement